Exhibit 99.1

A4S Security Announces Results of Annual Meeting, Name Change and Intention to Withdraw NYSE ARCA Listing while Retaining NASDAQ Capital Market Listing

Loveland, Colo., October 6, 2006, A4S Security, Inc. (NASDAQ: SWAT, SWATW), a leading provider of digital video surveillance solutions, today announced that in connection with its Annual Meeting held on October 6, 2006 all items submitted to the Company’s shareholders were approved.

In summary, the shareholders of the Company approved the following: (i) amending the Company’s Articles of Incorporation to change the Company’s name to Security With Advanced Technology, Inc.; (ii) the re-election of the following members of the Company’s board of directors: Barry C. Loder, Thomas R. Marinelli, Gregory Pusey, Gail Schoettler and Robert J. Williams; and (iii) increasing the number of shares of common stock from 1,000,000 to 1,500,000 available for issuance pursuant to the Company’s 2004 Stock Incentive Plan. The foregoing actions were approved by the vote of a majority of the shares represented in person or by proxy and entitled to vote on the record date, except the directors were elected by a plurality of the shares represented in person or by proxy and entitled to vote on the record date.

The effective date of the name change is October 9, 2006. The Company’s new name was chosen to more accurately reflect the Company’s more extensive business and line of products in the marketplace and is designed to tie the Company’s name to its stock symbol “SWAT.” The name change was effected through an amendment to the Company’s Articles of Incorporation and requires a change in the trading CUSIP number of the Company’s common stock and publicly traded warrants. Correspondence is being distributed to all shareholders and warrant holders with instructions on exchanging all stock and warrant certificates for new ones reflecting the new name and CUSIP numbers.

In addition, the Company announced its intention to withdraw the listing of its common stock and warrants from NYSE Arca, Inc. The Company’s common stock and warrants will continue to be listed on The NASDAQ Capital Market. The Company decided to withdraw its listing from NYSE Arca, Inc. to streamline operations and eliminate duplicative administrative requirements inherent with dual listings. The withdrawal is expected to be effective within the next month. The Company does not believe that withdrawing its listing from NYSE Arca, Inc. will have any impact on the liquidity of its common stock or warrants.

About Security With Advanced Technology, Inc.
Security With Advanced Technology, Inc. develops and markets the ShiftWatch® product line of mobile digital video surveillance solutions for public transportation, law enforcement and general security applications. The Company’s full motion, high resolution video system utilizes patent pending video streaming technology and GPS synchronization capabilities to provide agencies with data security and reliability. The Company’s open, standards based architecture, facilitates interoperability, easing management of the information and communication complexities and leveraging customers’ investment in the future.

For additional information about Security With Advanced Technology, Inc. and ShiftWatch® solutions, call 1-888-825-0247 or visit www.shiftwatch.com. Information on the Company’s web site does not comprise a part of this press release.

This press release includes “forward looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including adverse changes in market conditions and the liquidity and trading volume of the Company’s common stock and warrants on The NASDAQ Capital Market and the Company’s ability to increase sales of its products, and enhance, execute and protect its technological capabilities, among others. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company’s recent filings with the SEC.

CONTACT:

Thomas Marinelli (970) 461-0071 or
Greg Pusey (303) 722-4008
A4S Security, Inc.

#      #     #